Exhibit T3A.2.38

[LOGO]	VERMONT SECRETARY OF STATE
Corporations Division
MAILING ADDRESS: Vermont Secretary of State, 128 State Street; Montpelier, VT 05633-1104
DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104
PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLES OF INCORPORATION

OF

PJC OF VERMONT INC.

STATE OF VERMONT

Secretary of State's Office

Filed JUL 14, 1997

/s/ [ILLEGIBLE]

Secretary of State

Filing Fee of $75.00 has been paid

[Seal]

Filed with the Vermont Secretary of State, Division of Corporations	Page 20 of 23

[LOGO]	VERMONT SECRETARY OF STATE
Corporations Division
MAILING ADDRESS: Vermont Secretary of State, 128 State Street; Montpelier, VT 05633-1104
DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104
PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLES OF INCORPORATION

OF

PJC OF VERMONT INC.

ARTICLE I

Name

The name of the corporation shall be PJC of Vermont Inc.

ARTICLE II

Registered Office and Registered Agent

The initial registered office of the corporation shall be One Church Street, City of Burlington, County of Chittenden, State of Vermont 05401, and the initial registered agent at such address shall be Paul, Frank & Collins, Inc.

ARTICLE III

Operating Year

The fiscal year end shall be the last Saturday of May, or as fixed by the board of directors from time to time.

ARTICLE IV

General Corporation

This corporation is a Vermont general corporation, formed pursuant to Title 11A of Vermont Statutes Annotated.

Filed with the Vermont Secretary of State, Division of Corporations	Page 21 of 23

[LOGO]	VERMONT SECRETARY OF STATE
Corporations Division
MAILING ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104
DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104
PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLE V

Authorized Shares

The aggregate number of shares the corporation shall have authority to issue is: ten thousand (10,000) shares of one class of shares, said class consisting of voting common shares. The sole class of shares shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE VI

Shareholder Action Without Meeting

Action required or permitted to be taken by the shareholders of the corporation at a shareholders’ meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all of the shares entitled to vote on the action, and if each shareholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of the shares, and filed in the corporate minute book. Prompt notice of any action taken by less than unanimous written consent in lieu of a meeting shall be given to all shareholders entitled to vote on such action.

ARTICLE VII

Greater Quorum or Voting Requirements for Shareholders

The shareholders of the corporation may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Vermont Business Corporation Act.

ARTICLE VIII

Director Liability

To the extent permitted by Section 2.02(b)(4) of the Vermont Business Corporation Act, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

Filed with the Vermont Secretary of State, Division of Corporations	Page 22 of 23

[LOGO]	VERMONT SECRETARY OF STATE
Corporations Division
MAILING ADDRESS: Vermont Secretary of State, 128 State Street; Montpelier, VT 05633-1104
DELIVERY ADDRESS: Vermont Secretary of State, 128 State Street, Montpelier, VT 05633-1104
PHONE: 802-828-2386 WEBSITE: www.sec.state.vt.us

ARTICLE IX

Initial Board of Directors

Initially the corporation shall have three directors. The following individuals shall serve as the corporation’s initial directors:

Name	Address
Robert J. Grenier	72 Northshore Drive, Burlington, Vermont 05401
B. Michael Frye	RFD #2, Box 3860, Bristol, Vermont 05443
Michel Coutu	8 Tamarack Drive, East Greenwich, Rhode Island 02818

ARTICLE X

Incorporator

The name and address of the sole incorporator is:

Name	Address
Robert J. Grenier	72 Northshore Drive Burlington, VT 05401

Executed by the undersigned incorporator as of this 10th day of July, 1997.

INCORPORATOR:

/s/ Robert J. Grenier
Robert J. Grenier

Category of Business for Vermont Department of Economic Development’s Data Base: 45

3

Filed with the Vermont Secretary of State, Division of Corporations	Page 23 of 23